Exhibit 10.11

                               SECOND AMENDMENT TO
            AMENDED AND RESTATED REVOLVING CREDIT/TERM LOAN AGREEMENT


         THIS SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT/TERM LOAN AGREEMENT ("Amendment") is made and dated as of May 1, 2002, by and between SUNTRUST BANK, a Georgia banking corporation ("Lender"), and COMMUNITY BANKSHARES, INC., a Georgia corporation ("Borrower"). Capitalized terms not otherwise defined herein are defined in ARTICLE I of the Prior Loan Agreement referred to below.

                                 R E C I T A L S

         A. Borrower and Lender are parties to that certain Amended and Restated Revolving Credit/Term Loan Agreement dated as of July 31, 2000 (the "Prior Loan Agreement"), pursuant to which Borrower has obtained a Loan from Lender.

         B. Borrower and Lender agreed to certain modifications to the Prior Loan Agreement upon the terms and conditions set forth in that certain Amendment to Amended and Restated Revolving Credit/Term Loan Agreement dated as of June 8, 2001 ("First Amendment").

         C. Borrower desires to make certain further modifications to the Prior Loan Agreement.

         D. In order to accommodate Borrowers' request, Lender has agreed to such modifications to the Prior Loan Agreement, as amended by the First Amendment, upon the terms and conditions set forth herein.

         ACCORDINGLY, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

         1. The definition of "Revolving Maturity Date" in Section 1.01 "Defined Terms" of ARTICLE I DEFINITIONS AND ACCOUNTING TERMS of the Prior Loan Agreement is hereby deleted in its entirety and the following definition is inserted in its place:

                  "Revolving Maturity Date" means May 31, 2003.

         2. Section 2.01.01 "Revolving Credit Note" of ARTICLE II AMOUNT AND TERMS OF THE LOAN of the Prior Loan Agreement is hereby amended by replacing the Replacement Revolving Credit Note attached to and incorporated into the Prior Loan Agreement as EXHIBIT D thereto with the Replacement Revolving Credit Note attached hereto as EXHIBIT A and incorporated herein by this reference thereto. Every reference in the Prior Loan Agreement to the Revolving Credit Note shall be deemed to refer to the Replacement Revolving Credit Note attached hereto as EXHIBIT A.
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         3. Section 7.03 "Return on Assets" of ARTICLE VII FINANCIAL COVENANTS
of the Prior Loan Agreement is hereby deleted in its entirety and the following new Section is inserted in its place:

                           SECTION 7.03. RETURN ON ASSETS. Income from
                  operations after taxes, divided by average assets, on a consolidated basis shall not be less than: (i) from the effective date hereof until June 29, 2002, eight-tenths of one percent (0.80%); and (ii) from June 30, 2002 until the Revolving Maturity Date, one percent (1.0%).

         4. Section 7.04 "Return on Equity" of ARTICLE VII FINANCIAL COVENANTS of the Prior Loan Agreement is hereby deleted in its entirety and the following new Section inserted in its place:

                           SECTION 7.04. RETURN ON EQUITY. Income from
                  operations after taxes, divided by average equity, on a consolidated basis shall not be less than: (i) from the effective date hereof until June 29, 2002, nine percent (9.0%); and (ii) from June 30, 2002 until the Revolving Maturity Date, ten percent (10.0%).

         5. Section 7.08 "Reserves" of ARTICLE VII FINANCIAL COVENANTS of the Prior Loan Agreement is hereby deleted in its entirety and the following Section is inserted in its place:

                           SECTION 7.08. RESERVES. Each Bank shall maintain at
                  all times reserves equal to the greater of: (i) one and thirty-five one hundredths percent (1.35%) of total loans;
                  (ii) (a) from the effective date hereof until June 29, 2002, one hundred five percent (105%) of total Non-Performing Assets, (b) from June 30, 2002 until December 30, 2002, one hundred twenty-five percent (125%) of total Non-Performing Assets, and (c) from December 31, 2002 until the Revolving Maturity Date, one hundred fifty percent (150%) of total Non-Performing Assets; and (iii) the minimum amount required by its primary regulator.

         6. Section 7.09 "Asset Quality" of ARTICLE VII FINANCIAL COVENANTS of the Prior Loan Agreement is hereby deleted in its entirety and the following
Section is inserted in its place:

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                           SECTION 7.09. ASSET QUALITY. The ratio of loans
                  ninety (90) days past due + non accrual loans plus other real estate owned divided by net loans plus other real estate owned for each Bank shall not exceed: (i) from the effective date hereof until December 30, 2002, two and two tenths percent (2.2%); and (ii) from December 31, 2002 until the Revolving Maturity Date, two percent (2.0%), except for Community Bank and Trust--Troup, which shall not exceed (i) from the effective date hereof until December 30, 2002, three and four-tenths percent (3.4%); and (ii) from December 31, 2002 until the Revolving Maturity Date, two percent (2.0%).

         7. Section 7.10 "Consolidated Tangible Equity" of ARTICLE VII FINANCIAL COVENANTS of the Prior Loan Agreement is hereby deleted in its entirety and the following section is inserted in its place:

                           SECTION 7.10 CONSOLIDATED TANGIBLE EQUITY.
                  Consolidated Tangible Equity for Borrower and its Subsidiaries shall be greater than or equal to $53,000,000.00, which amount shall be increased by an additional amount of at least eight percent (8%) per year thereafter during the term hereof. For purposes of this Agreement, Tangible Equity shall mean equity minus intangibles.

         8. ACKNOWLEDGMENT OF OUTSTANDING LOANS. Borrower hereby acknowledges, certifies and agrees that pursuant to the Prior Loan Agreement, Borrower's obligation to pay the outstanding Loan is not subject to any defense, claim, counterclaim, setoff, right of recoupment, abatement or other determination; and the Loan is and shall continue to be governed and secured by the terms and provisions of the Prior Loan Agreement as amended by the First Amendment and this Amendment.

         9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies and affirms each of the Loan Documents in their entirety, and acknowledges and agrees that
(i) the Loan Documents are in full force and effect, (ii) all representations and warranties contained therein are true and correct on and as of the date hereof, (iii) Borrower is in full compliance with all covenants and agreements established thereunder, (iv) no Event of Default exists thereunder and (v) the Loan Documents are legal, valid and binding obligations of Borrower and are enforceable by Lender, against Borrower in accordance with their respective terms.

         10. COUNTERPARTS. This Amendment may be signed in one or more counterpart copies, each of which constitutes an original, but all of which,


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when taken together, shall constitute one agreement binding upon all of the parties hereto.

  11. GOVERNING LAW, ETC. This Amendment shall be governed by and construed in accordance with the applicable terms and provisions of ARTICLE IX MISCELLANEOUS of the Prior Loan Agreement, which terms and provisions are incorporated herein by reference.

 12. NO OTHER MODIFICATIONS. Except as hereby amended, no other term, condition or provision of the Prior Loan Agreement shall be deemed modified or amended, and this Amendment shall not be considered a novation.

           IN WITNESS WHEREOF, the parties have executed and delivered this Amendment under seal as of the date first above written.

                                    BORROWER:

                                    COMMUNITY BANKSHARES, INC.

                                    By: _____________________________________

                                             Title:__________________________

                                    And: ____________________________________

                                             Title:__________________________



                                     LENDER:

                                    SUNTRUST BANK, a Georgia banking corporation


                                     By:______________________________________

                                              Title:__________________________

                                     And:_____________________________________

                                              Title:__________________________


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                                    EXHIBIT A



                                   REPLACEMENT
                              REVOLVING CREDIT NOTE


$1,000,000.00                                                      May 1, 2002
                                                              Atlanta, Georgia

            FOR VALUE RECEIVED, the undersigned, COMMUNITY BANKSHARES, INC., a Georgia corporation (the "Borrower"), hereby promises to pay to the order of SUNTRUST BANK, a Georgia banking corporation (the "Bank"), at its Principal Office located at 25 Park Place, Atlanta, Georgia, the principal amount of ONE MILLION AND NO/100THS DOLLARS ($1,000,000.00) or so much thereof as may be from time to time disbursed hereunder, in lawful money of the United States and in immediately available funds. This Note is executed and delivered as a renewal of the Revolving Credit under the Loan Agreement hereinafter defined and shall renew, modify and replace that certain Replacement Revolving Credit Note in the maximum principal amount of $1,000,000.00 by and between Borrower and Bank dated June 8, 2001. Upon execution and delivery of this Note by Borrower to Lender, this Note shall evidence Borrower's obligation to Lender in regard to the Revolving Credit.

            Prior to the Revolving Maturity Date, the Borrower may request Advances to be made pursuant to this Note and repay such Advances in accordance with the Amended and Restated Revolving Credit/Term Loan Agreement dated as of July 31, 2000 between Borrower and Bank (as modified, amended, supplemented or restated from time to time, the "Prior Loan Agreement"). Interest shall accrue and be paid upon such Advances in accordance with the Prior Loan Agreement. Accrued but unpaid interest shall be payable on the last day of each consecutive three month period commencing July 31, 2002 and on the Revolving Maturity Date. The entire principal balance shall be due and payable on the Revolving Maturity Date.

            Any amount of principal hereof which is not paid when due (giving effect to any applicable grace period), whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at a rate per annum equal at all times to two percent (2%) above the rate which would otherwise be applicable. Any change in the interest rate resulting from a change in the Prime Rate shall be effective at the beginning of the day on which such change in the Prime Rate shall become effective.

            If any payment under this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

            The Prior Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events. This Note is secured by a Security Agreement referred to in the Prior Loan Agreement, reference to which is hereby made for a description of the collateral provided for under the Security Agreement and the rights of the Borrower and the Bank with respect to such collateral.

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            In addition to and not in limitation of the foregoing and the provisions of the Prior Loan Agreement, the Borrower further agrees to pay all expenses of collection, including reasonable attorneys' fees, if this Note shall be collected by law or through an attorney at law, or in bankruptcy, receivership, or other court proceedings.

            This Note renews and replaces the Revolving Credit Note referred to in the Prior Loan Agreement. Reference is hereby made to the Prior Loan Agreement for rights and obligations of payment and prepayment, collateral security, Events of Default and the rights of acceleration of the maturity thereof. Any capitalized terms not otherwise defined herein are used with the meaning given such terms in the Prior Loan Agreement.

            TIME IS OF THE ESSENCE UNDER THIS NOTE. This Note has been delivered in Atlanta, Georgia, and shall be governed by and construed under the laws of Georgia.

            PRESENTMENT, PROTEST, AND NOTICE OF DISHONOR ARE HEREBY WAIVED BY THE BORROWER.

            IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal and delivered by its duly authorized officer as of the date first above written.


                                        COMMUNITY BANKSHARES, INC.

                                        By: ___________________________________

                                                 Title: _______________________

                                        And: __________________________________

                                                 Title: _______________________




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